Exhibit 4.2
SEE REVERSE SIDE FOR RESTRICTIONS ON TRANSFER AND OTHER INFORMATION

CERTIFICATE

No.

For Shares

Issued to

Dated 20

FROM WHOM TRANSFERRED

Dated 20

No. Original Certificate	No. Original Shares	No. of Shares Transferred

Received Certificate No.

For Shares

this day of 20

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

No.

Shares

Class B Common

SPIRIT AEROSYSTEMS HOLDINGS, INC.

A Delaware Corporation

Authorized Capitalization $1,100,000: 50,000,000 Shares of Class A Common Stock, $0.01 Par Value, 50,000,000 Shares of Class B Common Stock, $0.01 Par Value, and 10,000,000 Shares of Preferred Stock, Par Value $0.01

THIS CERTIFIES THAT ______________________ is the owner of ______________________ Shares of the Capital Stock of

of Class B Common Stock of SPIRIT AEROSYSTEMS HOLDINGS, INC.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ________ day of ________ A.D. 20__

Secretary

President

SHARES $0.01 Par Value EACH

© GOES 196

[THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD (WITHIN THE MEANING OF SUCH ACT) IN THE ABSENCE OF REGISTRATION UNDER SUCH ACT OR AN EXEMPTION THEREFROM. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON THE VOTING OF SUCH SECURITIES CONTAINED IN THE INVESTOR STOCKHOLDERS AGREEMENT, DATED AS OF JUNE 16, 2005, AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S STOCKHOLDERS. A COPY OF SUCH INVESTOR STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.
THE SECURITIES REPRESENTED BY THIS DOCUMENT ARE SUBJECT TO THE TERMS, CONDITIONS, RESTRICTIONS AND CONTINGENCIES, INCLUDING RESTRICTIONS ON TRANSFER AND RISK OF FORFEITURE, CONTAINED IN THE SPIRIT AEROSYSTEMS HOLDINGS, INC. EXECUTIVE INCENTIVE PLAN, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF SPIRIT AEROSYSTEMS HOLDINGS, INC.]
[THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD (WITHIN THE MEANING OF SUCH ACT) IN THE ABSENCE OF REGISTRATION UNDER SUCH ACT OR AN EXEMPTION THEREFROM. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON THE VOTING OF SUCH SECURITIES CONTAINED IN THE INVESTOR STOCKHOLDERS AGREEMENT, DATED AS OF JUNE 16, 2005, AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S STOCKHOLDERS. A COPY OF SUCH INVESTOR STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.]
[THE SECURITIES REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO SPIRIT AEROSYSTEMS HOLDINGS, INC. AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.
THE SECURITIES REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO SPIRIT AEROSYSTEMS HOLDINGS, INC. AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.
THE SECURITIES REPRESENTED BY THIS DOCUMENT ARE SUBJECT TO THE TERMS AND CONDITIONS, INCLUDING RESTRICTIONS ON TRANSFER, OF A STOCKHOLDERS AGREEMENT AMONG SPIRIT AEROSYSTEMS HOLDINGS, INC. AND ITS STOCKHOLDERS, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF SPIRIT AEROSYSTEMS HOLDINGS, INC.
THE SECURITIES REPRESENTED BY THIS DOCUMENT ARE SUBJECT TO THE TERMS, CONDITIONS, RESTRICTIONS, AND CONTINGENCIES, INCLUDING RESTRICTIONS ON TRANSFER AND RISK OF FORFEITURE, CONTAINED IN THE SPIRIT AEROSYSTEMS HOLDINGS, INC. SHORT-TERM INCENTIVE PLAN, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF SPIRIT AEROSYSTEMS HOLDINGS, INC.]

[THE SECURITIES REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO SPIRIT AEROSYSTEMS HOLDINGS, INC. AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.
THE SECURITIES REPRESENTED BY THIS DOCUMENT ARE SUBJECT TO THE TERMS AND CONDITIONS, INCLUDING RESTRICTIONS ON TRANSFER, OF A STOCKHOLDERS AGREEMENT AMONG SPIRIT AEROSYSTEMS HOLDINGS, INC. AND ITS STOCKHOLDERS, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF SPIRIT AEROSYSTEMS HOLDINGS, INC.
THE SECURITIES REPRESENTED BY THIS DOCUMENT ARE SUBJECT TO THE TERMS, CONDITIONS, RESTRICTIONS, AND CONTINGENCIES, INCLUDING RESTRICTIONS ON TRANSFER AND RISK OF FORFEITURE, CONTAINED IN THE SPIRIT AEROSYSTEMS HOLDINGS, INC. LONG-TERM INCENTIVE PLAN, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF SPIRIT AEROSYSTEMS HOLDINGS, INC.]